Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 8 to Registration Statement No. 333-174925 on Form S-1 of our report dated February 22, 2012 (March 23, 2012 as to the effects of the reverse split described in the first paragraph of Note 17) relating to the consolidated financial statements of Enphase Energy, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

March 23, 2012